UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2010

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ECOSPHERE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997
(Address of Principal Executive Office) (Zip Code)

(772) 287-4846
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2010, the board of directors awarded stock options to its Chief Financial Officer Adrian Goldfarb and its Chief Operating Officer Michael Donn, Sr.  Options granted to Mr. Goldfarb consisted of 250,000 options that were fully vested as of the grant date and 250,000 options that were granted in anticipation of entering into a new employment agreement, the terms of which are subject to further approval of the board of directors.  Of Mr. Goldfarb’s employment agreement options, (i) 125,000 will vest on June 30, 2011; and (ii) 125,000 will vest on December 31, 2011, subject to Mr. Goldfarb’s execution of a new employment agreement and continued service as an employee on each applicable vesting date.  Options granted to Mr. Donn consisted of 450,000 options that were fully vested as of the grant date and 500,000 options that that were granted in anticipation of entering into a new employment agreement, the terms of which are subject to further approval of the board of directors.  Of Mr. Donn’s employment agreement options, (i) 250,000 will vest on June 30, 2011; and (ii) 250,000 will vest on December 31, 2011, subject to Mr. Donn’s execution of a new employment agreement and continued service as an employee on each applicable vesting date.  All options granted to Mr. Goldfarb and Mr. Donn are exercisable at $0.48 per share over a five-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer

Date:  December 30, 2010